EXTENDED STAY AMERICA ANNOUNCES THIRD QUARTER 2020 RESULTS
-Net income of $31.5 million
-Adjusted EBITDA1 of $112.7 million
-Comparable system-wide RevPAR decrease of 14.7%
-Hotel Operating Margin1 of 47.3%

CHARLOTTE, N.C. - November 9, 2020 (GlobeNewswire) — Extended Stay America, Inc. and ESH Hospitality, Inc. (NASDAQ:STAY) (together, the "Company") today announced consolidated results for the three and nine months ended September 30, 2020.
Third Quarter 2020 Highlights
•Net income of $31.5 million
•Total revenues of $285.9 million
•Comparable system-wide Revenue Per Available Room ("RevPAR") declined 14.7% to $46.75
•Comparable system-wide occupancy of 79.8%
•Adjusted EBITDA of $112.7 million
•Adjusted Funds From Operations ("Adjusted FFO")1 of $0.40 per diluted Paired Share
•Adjusted Paired Share Income1 of $0.19 per diluted Paired Share
•Comparable system-wide RevPAR index of 129, a 3,230 basis point increase

Extended Stay America’s President and Chief Executive Officer Bruce Haase, commented, "We are pleased with another strong quarter easily outperforming every industry benchmark and improving our RevPAR index by more than 30% against our closest competition. Our performance illustrates the strength of our unique operating model, our singular focus on the extended stay segment, and the successful implementation of a wide variety of operational, marketing, and distribution channel initiatives."

"We generated strong free cash flow and fully repaid our REIT’s outstanding revolver during the quarter. While others in the industry are forced to make difficult short-term decisions, we continue to invest in our properties, our people, and our longer term strategies which will enable further long-term success as the lodging markets recover."
Financial and Operating Results
Total revenues for the three months ended September 30, 2020 were $285.9 million, a decrease of 14.1% over the same period in 2019 due to the impact of the COVID-19 pandemic. Total revenues for the first nine months of 2020 were $783.0 million, a decrease of 16.2% compared to the same period in 2019.
1 See "Disclosure Regarding Non-GAAP Financial Measures" for an explanation of non-GAAP measures included in this release (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds From Operations ("FFO"), Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).

Comparable system-wide RevPAR for the three months ended September 30, 2020 declined 14.7% over the same period in 2019 to $46.75, driven by a 13.7% decline in Average Daily Rate ("ADR") and a 100 basis point decrease in occupancy to 79.8%. Comparable system-wide RevPAR year over year percentage change improved each month during the third quarter. Comparable system-wide RevPAR for the first nine months of 2020 declined 16.9% to $43.06.

Hotel Operating Margin for the three months ended September 30, 2020 was 47.3% compared to 53.8% in the same period in 2019 due a decrease in RevPAR caused by the COVID-19 pandemic. Hotel operating expenses during the third quarter of 2020 declined by 2.5% from the same period in 2019, or approximately 3.5% on a comparable basis. Hotel Operating Margin for the first nine months of 2020 was 45.1% compared to 52.9% in the same period of 2019, driven by a decrease in RevPAR due to the COVID-19 pandemic.

Net income for the three months ended September 30, 2020 was $31.5 million compared to net income of $53.2 million for the same period in 2019. The decrease in net income was due to a decline in Comparable system-wide RevPAR, partially offset by an income tax benefit, lower net interest expense, and lower hotel operating expenses. Net income for the first nine months of 2020 was $30.6 million, compared to net income of $141.3 million for the same period in 2019.

Adjusted EBITDA for the three months ended September 30, 2020 was $112.7 million, a decline of 27.9% compared to the same period in 2019. The decline in Adjusted EBITDA was due to a decline in Comparable system-wide RevPAR. Adjusted EBITDA for the quarter excludes non-cash equity-based compensation expense of $1.7 million, $1.3 million in loss on disposal of assets and $0.8 million in other expenses. Adjusted EBITDA for the first nine months of 2020 was $284.8 million compared to $426.3 million in the same period of 2019.

Adjusted FFO for the three months ended September 30, 2020 was $70.7 million, or $0.40 per diluted Paired Share, compared to $101.5 million, or $0.54 per diluted Paired Share in the same period in 2019. The decrease in Adjusted FFO per diluted Paired Share was due to a decline in Comparable system-wide RevPAR, partially offset by an income tax benefit, lower net interest expense and a reduction in Paired Shares outstanding. Adjusted FFO for the first nine months of 2020 was $156.4 million, or $0.88 per diluted Paired Share, compared to $269.8 million, or $1.43 per diluted Paired Share, for the same period in 2019. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Income for the three months ended September 30, 2020 was $33.1 million, or $0.19 per diluted Paired Share, compared to $62.6 million in Adjusted Paired Share Income, or $0.33 per diluted Paired Share, for the same period in 2019. The decrease in Adjusted Paired Share Income per diluted Paired Share was due to the decline in Comparable System-wide RevPAR, partially offset an income tax benefit, lower net interest expense and a reduction in Paired Shares outstanding. Adjusted Paired Share Income for the first nine months of 2020 was $38.6 million, or $0.22 per diluted Paired Share, compared to $153.3 million, or $0.81 per diluted Paired Share, in the same period of 2019. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures and Balance Sheet
The Company invested $39.6 million in capital expenditures during the third quarter of 2020. This included $2.9 million in renovation capital and $16.7 million in capital for hotel development. For the first nine months of 2020, the Company invested $144.9 million in capital expenditures.

As of September 30, 2020, the Company had $396.4 million in cash and equivalents, including $14.9 million in restricted cash, and total debt outstanding was $2.73 billion. The Company repaid its $350.0 million revolver at ESH Hospitality, Inc. in full during the third quarter due to the strong increases in RevPAR compared to earlier in the pandemic and the improvement in free cash flow in recent months. Excluding the $350 million revolver repayment made in the third quarter, the Company increased its cash position by $63.9 million despite its investments in renovations and hotel development.

Hotel and Development Pipeline
As of September 30, 2020, the Company had a pipeline of 65 hotels representing approximately 7,900 rooms. One Company-owned hotel and one franchised hotel opened during the third quarter, resulting in a total of 8 system-wide hotels opened in the first nine months of 2020.

Company Owned Pipeline & Recently Opened Hotels as of September 30, 2020
Under Option		Pre-Development		Under Construction		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
0	0	4	504	6	764	10	1,268	5	612

Third Party Pipeline & Recently Opened Hotels as of September 30, 2020
Commitments		Applications		Executed		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
28	3,472	—	—	27	3,184	55	6,656	3	280

Definitions
Under Option	Locations with a signed purchase and sale agreement
Pre-Development	Land purchased, permitting and/or site work
Under Construction	Hotel is under construction
Commitments	Signed commitment to build or convert a certain number of hotels by a third party, generally associated with a prior portfolio sale
Applications	Third party filed franchise application with deposit
Executed	Franchise and development application approved, geography identified and deposits paid, various stages of pre-development and/or under construction

Distributions and Share Repurchases
On November 9, 2020, the Board of Directors of Extended Stay America, Inc. declared a $0.01 distribution to common shareholders payable on December 8, 2020 to shareholders of record on November 24, 2020. Management and the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. intend to review future Company distributions as pandemic and business conditions continue to evolve. ESH Hospitality, Inc. will continue to distribute at least 90% of its pre-tax earnings to maintain its REIT status and expects to make a catch-up dividend in the first quarter of 2021 in order to meet its 2020 REIT distribution requirements.

The Company did not repurchase any Paired Shares during the third quarter and has $101.1 million in authorization outstanding.

Q4 and Full Year 2020 Outlook Update
The Company's Q4 2020 Outlook is as follows:

In millions, except %	Low	High

Comparable system-wide RevPAR% Δ	-15%	-11%

Adjusted EBITDA	$78	$88

The Company's 2020 Outlook is as follows:

In millions, except %	Low	High

Comparable system-wide RevPAR% Δ	-16.5%	-15.5%
Net Income	$31	$45
Adjusted EBITDA	$363	$373
Depreciation and amortization	$203	$206
Net interest expense	$130	$130
Capital expenditures	$170	$190

Performance for the fourth quarter is subject to risks and uncertainties, in particular the ongoing impact of the COVID-19 pandemic, which could cause actual results to deviate materially and adversely from current trends and expectations. In such event, the Company does not expect to, and undertakes no obligation to, announce changes in expectations prior to the announcement of actual fourth quarter and full year 2020 results.
Webcast and Conference Call Details
The Company will host a conference call on Tuesday, November 10, 2020 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website. Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until November 17, 2020 and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13712117.
RevPAR Index
RevPAR Index is stated as a percentage and calculated by comparing RevPAR for owned hotels or system-wide hotels to the aggregate RevPAR of a group of competing hotels generally in the same market. As such, the RevPAR Index is only a measure of RevPAR relative to certain competing hotels and not a measure of our absolute RevPAR or profitability. We subscribe to STR,

Inc. ("STR"), an independent third-party service, which collects and compiles the data used to calculate RevPAR Index. We select the competing hotels included in the RevPAR Index calculation subject to STR's guidelines. The competing hotels included in STR guidelines will generally include certain hotels that are not considered part of the extended stay lodging segment of the hospitality industry and, instead, fall within the category of short-term stay hotels. STR does not endorse the Company, or any other company, and STR data should not be viewed as investment advice or as a recommendation to take a particular course of action.
Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the "Non-GAAP Financial Measures"), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP. These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP. The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding our business performance, financial results, liquidity and capital resources, capital expenditures, Q4 2020 and full year 2020 outlook, distribution policy, plans, goals, beliefs, business trends and future events, as well as the impact of the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the pandemic and actions that we have or plan to take in response to the pandemic and other non-historical statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 26, 2020 and other documents of the Company on file with or furnished to the SEC, including the Company’s combined quarterly report on Form 10-Q filed on November 9, 2020. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 638 hotels. ESH Hospitality, Inc. ("ESH"), a subsidiary of Extended Stay America, Inc. ("ESA"), is the largest lodging REIT in North America by unit and room count, with 562 hotels and over 62,000 rooms in the U.S. ESA also manages or franchises an additional 76 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts
Investors or Media:
Rob Ballew
(980) 345-1546
investorrelations@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(In thousands, except per share data)
(Unaudited)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2020	2019	% Variance		2020	2019	% Variance
			REVENUES:
$273,056	$320,669	(14.8)%	Room revenues	$747,371	$899,329	(16.9)%
7,552	6,475	16.6%	Other hotel revenues	20,640	17,848	15.6%
1,443	1,351	6.8%	Franchise and management fees	3,940	4,023	(2.1)%
282,051	328,495	(14.1)%		771,951	921,200	(16.2)%

3,837	4,200	(8.6)%	Other revenues from franchised and managed properties	11,072	12,821	(13.6)%

285,888	332,695	(14.1)%	Total revenues	783,023	934,021	(16.2)%

			OPERATING EXPENSES:
149,156	152,913	(2.5)%	Hotel operating expenses	427,886	437,111	(2.1)%
23,193	22,292	4.0%	General and administrative expenses	70,234	67,606	3.9%
52,286	49,748	5.1%	Depreciation and amortization	153,848	147,543	4.3%
420	2,679	(84.3)%	Impairment of long-lived assets	1,095	2,679	(59.1)%

225,055	227,632	(1.1)%		653,063	654,939	(0.3)%

4,353	4,699	(7.4)%	Other expenses from franchised and managed properties	12,643	14,342	(11.8)%

229,408	232,331	(1.3)%	Total operating expenses	665,706	669,281	(0.5)%

1	3	(66.7)%	OTHER INCOME	4	31	(87.1)%

56,481	100,367	(43.7)%	INCOME FROM OPERATIONS	117,321	264,771	(55.7)%

(155)	101	(253.5)%	OTHER NON-OPERATING (INCOME) EXPENSE	246	(248)	(199.2)%

32,276	36,535	(11.7)%	INTEREST EXPENSE, NET	98,582	95,905	2.8%

24,360	63,731	(61.8)%	INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	18,493	169,114	(89.1)%

(7,132)	10,501	(167.9)%	INCOME TAX (BENEFIT) EXPENSE	(12,074)	27,822	(143.4)%

31,492	53,230	(40.8)%	NET INCOME	30,567	141,292	(78.4)%

(7,272)	(12,159)	(40.2)%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(14,156)	(24,790)	(42.9)%

$24,220	$41,071	(41.0)%	NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS	$16,411	$116,502	(85.9)%

$0.14	$0.22	(38.1)%	NET INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.09	$0.62	(85.1)%

178,198	187,015		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	178,071	188,317

			CONSOLIDATED BALANCE SHEET DATA
			AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019
			(In thousands)
			(Unaudited)

				September 30,	December 31,
				2020	2019
			Cash and cash equivalents	$381,486	$346,812
			Restricted cash	$14,894	$14,858
			Total assets	$4,069,933	$4,030,596
			Total debt, net of unamortized deferred financing costs and debt discounts (1)	$2,684,024	$2,639,766
			Total equity	$1,134,141	$1,176,270

			(1) Unamortized deferred financing costs and debt discounts totaled $41.0 million and $46.7 million as of September 30, 2020 and December 31, 2019, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

COMPARABLE SYSTEM-WIDE OPERATING METRICS (1)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2020	2019	Variance		2020	2019	Variance
626	626	—	Number of hotels (as of September 30)	624	624	—
68,922	68,922	—	Number of rooms (as of September 30)	68,700	68,700	—
79.8%	80.8%	(100) bps	Comparable System-Wide Occupancy(1)	73.8%	77.3%	(350) bps
$58.56	$67.83	(13.7)%	Comparable System-Wide ADR(1)	$58.35	$67.02	(12.9)%
$46.75	$54.78	(14.7)%	Comparable System-Wide RevPAR(1)	$43.06	$51.81	(16.9)%

COMPARABLE COMPANY-OWNED OPERATING METRICS (2)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2020	2019	Variance		2020	2019	Variance
554	554	—	Number of hotels (as of September 30)	553	553	—
61,552	61,552	—	Number of rooms (as of September 30)	61,445	61,445	—
79.5%	80.8%	(130) bps	Comparable Company-Owned Occupancy(2)	73.3%	77.4%	(410) bps
$60.04	$70.10	(14.4)%	Comparable Company-Owned ADR(2)	$59.97	$69.15	(13.3)%
$47.76	$56.66	(15.7)%	Comparable Company-Owned RevPAR(2)	$43.96	$53.53	(17.9)%

COMPANY-OWNED OPERATING METRICS(3)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2020	2019	Variance		2020	2019	Variance
562	554	8	Number of hotels (as of September 30)	562	554	8
62,545	61,552	993	Number of rooms (as of September 30)	62,545	61,552	993
79.2%	80.8%	(160) bps	Company-Owned Occupancy(3)	73.2%	77.4%	(420) bps
$60.09	$70.10	(14.3)%	Company-Owned ADR(3)	$60.08	$69.15	(13.1)%
$47.60	$56.66	(16.0)%	Company-Owned RevPAR(3)	$43.95	$53.53	(17.9)%

(1) Includes hotels owned, franchised or managed for the full three and nine months ended September 30, 2020 and 2019, respectively.
(2) Includes hotels owned and operated by the Company for the full three and nine months ended September 30, 2020 and 2019, respectively.
(3) Includes results of operations based on the Company's owned and operated hotels during the periods presented, which is summarized below:

Date	Number of Hotels Acquired or Opened	Number of Rooms	Number of Owned Hotels(1)	Number of Owned Rooms(1)
January 1, 2019	—	—	554	61,552
November 2019	1	121	555	61,673
December 2019	2	260	557	61,933
March 2020	1	120	558	62,053
April 2020	1	120	559	62,173
June 2020	2	248	561	62,421
August 2020	1	124	562	62,545
September 2020	—	—	562	62,545

(1) As of end of period.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(In thousands)
(Unaudited)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2020	2019	Variance		2020	2019	Variance
$31,492	$53,230	(40.8)%	Net income	$30,567	$141,292	(78.4)%
(7,132)	10,501	(167.9)%	Income tax (benefit) expense	(12,074)	27,822	(143.4)%
32,276	36,535	(11.7)%	Interest expense, net	98,582	95,905	2.8%
(155)	101	(253.5)%	Other non-operating (income) expense	246	(248)	(199.2)%
(1)	(3)	(66.7)%	Other income	(4)	(31)	(87.1)%
420	2,679	(84.3)%	Impairment of long-lived assets	1,095	2,679	(59.1)%
52,286	49,748	5.1%	Depreciation and amortization	153,848	147,543	4.3%
23,193	22,292	4.0%	General and administrative expenses	70,234	67,606	3.9%
1,330	1,660	(19.9)%	Loss on disposal of assets(1)	6,309	5,037	25.3%
(1,443)	(1,351)	6.8%	Franchise and management fees	(3,940)	(4,023)	(2.1)%
516	499	3.4%	System services loss, net	1,571	1,521	3.3%
$132,782	$175,891	(24.5)%	Hotel Operating Profit	$346,434	$485,103	(28.6)%

$273,056	$320,669	(14.8)%	Room revenues	$747,371	$899,329	(16.9)%
7,552	6,475	16.6%	Other hotel revenues	20,640	17,848	15.6%
$280,608	$327,144	(14.2)%	Total room and other hotel revenues	$768,011	$917,177	(16.3)%

47.3%	53.8%	(650) bps	Hotel Operating Margin	45.1%	52.9%	(780) bps

(1) Included in hotel operating expenses in the consolidated statements of operations.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(In thousands)
(Unaudited)

Three Months Ended			Nine Months Ended
September 30,			September 30,
2020	2019		2020	2019
$31,492	$53,230	Net income	$30,567	$141,292
32,276	36,535	Interest expense, net	98,582	95,905
(7,132)	10,501	Income tax (benefit) expense	(12,074)	27,822
52,286	49,748	Depreciation and amortization	153,848	147,543
108,922	150,014	EBITDA	270,923	412,562
1,656	1,876	Equity-based compensation	4,646	6,131
420	2,679	Impairment of long-lived assets	1,095	2,679
516	—	System services loss, net(1)	1,571	—
1,175	1,756	Other expense(2)	6,555	4,907
$112,689	$156,325	Adjusted EBITDA	$284,790	$426,279

(1) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted EBITDA; no adjustments have been made to prior period results. System services loss, net for the three and nine months ended September 30, 2019, was $0.5 million and $1.5 million, respectively.

(2) Includes loss on disposal of assets and non-operating (income) expense, including foreign currency transaction costs. Loss on disposal of assets totaled $1.3 million, $1.7 million, $6.3 million and $5.0 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended			Nine Months Ended
September 30,			September 30,
2020	2019		2020	2019
$0.14	$0.22	Net income per Extended Stay America, Inc. common share - diluted	$0.09	$0.62
$24,220	$41,071	Net income attributable to Extended Stay America, Inc. common shareholders	$16,411	$116,502
7,268	12,155	Noncontrolling interests attributable to Class B common shares of ESH REIT	14,144	24,778
50,667	48,247	Real estate depreciation and amortization	148,977	143,335
420	2,679	Impairment of long-lived assets	1,095	2,679
(11,835)	(8,250)	Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders(1)	(24,265)	(23,132)
70,740	95,902	Funds From Operations	156,362	264,162
—	6,716	Debt modification and extinguishment costs	—	6,716
—	(1,088)	Tax effect of adjustments to Funds From Operations	—	(1,088)
$70,740	$101,530	Adjusted Funds From Operations	$156,362	$269,790

$0.40	$0.54	Adjusted Funds From Operations per Paired Share - diluted	$0.88	$1.43

178,198	187,015	Weighted average Paired Shares outstanding - diluted	178,071	188,317

(1) The tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders for the three months ended September 30, 2020, is computed using a statutory rate due to the fact that the consolidated effective tax rate for the period is negative.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended September 30,			Nine Months Ended September 30,
2020	2019		2020	2019
$0.14	$0.22	Net income per Extended Stay America, Inc. common share - diluted	$0.09	$0.62
$24,220	$41,071	Net income attributable to Extended Stay America, Inc. common shareholders	$16,411	$116,502
7,268	12,155	Noncontrolling interests attributable to Class B common shares of ESH REIT	14,144	24,778
31,488	53,226	Paired Share Income	30,555	141,280
—	6,716	Debt modification and extinguishment costs	—	6,716
420	2,679	Impairment of long-lived assets	1,095	2,679
516	—	System services loss, net(1)	1,571	—
1,175	1,756	Other expense(2)	6,555	4,907
(489)	(1,806)	Tax effect of adjustments to Paired Share Income(3)	(1,209)	(2,299)
$33,110	$62,571	Adjusted Paired Share Income	$38,567	$153,283

$0.19	$0.33	Adjusted Paired Share Income per Paired Share - diluted	$0.22	$0.81

178,198	187,015	Weighted average Paired Shares outstanding - diluted	178,071	188,317

(1) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted Paired Share Income; no adjustments have been made to prior period results. System services loss, net for the three and nine months ended September 30, 2019, was $0.5 million and $1.5 million, respectively.

(2) Includes loss on disposal of assets and non-operating (income) expense, including foreign currency transaction costs. Loss on disposal of assets totaled $1.3 million, $1.7 million, $6.3 million and $5.0 million, respectively.

(3) The tax effect of adjustments to Paired Share Income for the three months ended September 30, 2020, is computed using a statutory rate due to the fact that the consolidated effective tax rate for the period is negative.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2019 (ACTUAL) AND 2020 (OUTLOOK)
(In thousands)
(Unaudited)

Year Ended		Year Ended December 31, 2020
December 31, 2019		(Outlook)
(Actual)		Low	High
$165,138	Net income	$30,605	$44,605
127,764	Interest expense, net	130,000	130,000
29,315	Income tax expense (benefit)(1)	(19,000)	(26,000)
197,400	Depreciation and amortization	203,000	206,000
519,617	EBITDA	344,605	354,605
6,913	Equity-based compensation	6,200	6,200
2,679	Impairment of long-lived assets	1,095	1,095
—	System services loss, net (2)	2,100	2,100
5,829	Other expense(3)	9,000	9,000
$535,038	Adjusted EBITDA	$363,000	$373,000

(1) The 2020 Outlook with respect to income tax applies to absolute income tax benefit only. Due to (1) certain provisions of the CARES Act related to income tax relief, (2) greater variability in forecasted results within the current year than in prior years and (3) a wider than usual range between the forecasted financial results of ESA, a taxable C-Corp, and ESH REIT, a non-taxable real estate investment trust (in each case due to the volatility in our performance caused by the COVID-19 pandemic), the 2020 Outlook with respect to income tax does not apply to, or provide an outlook with respect to, the Company's effective tax rate or range of effective tax rates for the year ended December 31, 2020.

(2) In light of the growth of our franchise business and in order to enhance comparability, effective January 1, 2020, the Company adopted the practice of other lodging companies with franchise businesses of excluding system services (profit) loss, net from Adjusted EBITDA; no adjustments have been made to prior period results. System services loss, net for the year ended December 31, 2019, was $2.2 million.

(3) Includes loss on disposal of assets and non-operating (income) expense, including foreign currency transaction costs.